UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 3, 2017
Wal-Mart Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On November 3, 2017, the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (the “Company”), approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendments took effect immediately upon approval by the Board. The amendments implement proxy access and make certain other changes, all as described below:
Proxy Access (Article II, Section 15). The amendments implement proxy access by permitting a shareholder, or group of up to 20 shareholders, owning at least 3% of the Company’s outstanding stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of shareholders, director nominees constituting up to 20% of the Board, provided that the shareholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.
Advance Notice Procedures (Article II, Section 5). The amendments update the advance notice procedures in the Bylaws, which govern the process by which shareholders can nominate directors and propose other business for consideration at meetings of shareholders.
Among other things, the amendments: (a) accommodate the adoption of proxy access; (b) require director nominees (like proxy access nominees) to provide the Company with completed and signed director and officer questionnaires and to make representations to the Company regarding certain matters including disclosure of voting agreements and third-party compensation, and compliance with Company policies; (c) require additional information in a shareholder’s notice about the economic and voting interests of the shareholder(s) using the advance notice process, and about agreements and arrangements relating to nominations and other business; (d) make additional changes to align the advance notice provisions on nominations and other business; (e) include certain defined terms; and (f) make certain other minor administrative, clarifying and conforming changes.
Special Meetings (Article II, Section 3(b)). The amendments update the “net long” definition in the special meeting bylaw so that it aligns more closely with the definition in the proxy access bylaw described above.
Shareholder and Board Meetings (Article II, Sections 1, 2 & 8; Article III, Section 4). The amendments address various matters involving the conduct of shareholder and Board meetings. Among other things, the amendments: (a) expressly provide that any meeting of shareholders can be recessed, and make other conforming changes throughout the Bylaws; and (b) explicitly state that the chair of a meeting of shareholders can adjourn or recess the meeting for any reason, and that the Board can postpone, reschedule or cancel a meeting. In addition, the amendments increase the number of directors needed to call a special Board meeting from two to a majority of directors in office.
Updates to Align with Delaware Law (Article II, Sections 6, 8 & 14; Article V, Sections 1 & 5). The amendments update various provisions of the Bylaws to align them with the Delaware General Corporation Law, including provisions relating to the stock ledger for shareholder meetings, adjournment of shareholder meetings, action by written consent, signatures on stock certificates, and dual record dates for shareholder meetings.
In addition to the amendments described below, the Bylaws include various conforming, technical and other non-substantive changes. The preceding description is qualified in its entirety by reference to the full text of the Bylaws filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following document is filed as an exhibit to this Current Report on Form 8-K:
3.1	Amended and Restated Bylaws of Wal-Mart Stores, Inc., effective November 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 8, 2017

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate